EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements pertaining to various employee benefit plans of Forgent Networks, Inc.  (Form S-8 Nos. 333-77733, 333-44533, 333-48885, 333-28499, 333-64212, and 333-110239) of our report dated November 6, 2009, with respect to the consolidated financial statements of Forgent Networks, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2009.

/s/    Ernst & Young LLP

Austin, Texas
November 6, 2009